SCHEDULE 14C INFORMATION
INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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Z HOLDINGS GROUP, INC.
(Name of registrant as Specified in its Charter)

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Z HOLDINGS GROUP, INC.
25 Broadway 9th Floor
New York, NY 10004
(347) 690-5187

NOTICE OF SHAREHOLDER ACTION BY WRITTEN
CONSENT ON OR ABOUT JULY 17, 2015

This Information Statement, which is being provided to shareholders on or about July 17, 2015, is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act, as amended, by Z Holdings Group, Inc. (the "Company").

To the Shareholders:

Notice is hereby given that the holders of a majority of the outstanding shares of the Company's common stock have acted by written consent to approve the following actions:

1.	Amend the Company's Articles of Incorporation to change the Company's name to Ariel Clean Energy, Inc.

Only shareholders of record at the close of business on July 15, 2015, are being given notice of the Action by Written Consent. Since the actions above have been approved by a majority of the outstanding shares of our voting stock, no proxies were or are being solicited.

This is not a notice of a meeting of stockholders and no stockholder meeting will be held to consider any matter described herein.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Sincerely,

 /s/ Robert Morrison

Robert Morrison
CEO

Z HOLDINGS GROUP, INC.

INFORMATION STATEMENTS

GENERAL INFORMATION
General

This information is being provided to the shareholders of Z Holdings Group, Inc., a Delaware corporation (the "Company"), in connection with the action by written consent of the holders of a majority of the Company's issued and outstanding shares, in lieu of a special meeting, to amend the Company's Articles of Incorporation to change the name of the Company, approved by the Board of Directors on July 15, 2015.

Record Date and Voting Securities

Only shareholders of record at the close of business on July 15, 2015, are entitled to notice of the action taken, as described herein. On June 30, 2015, the Company had outstanding 99,750,097 shares of common stock, $0.000006 par value, each of which was entitled to one vote.

On July 15, 2015, the holders of a majority of the Company's voting power approved the amendment to the Articles of Incorporation.

This Information Statement was first provided to the Company's shareholders on or about July 17, 2015.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND
QUARTERLY REPORTS ON FORM 10-Q AND HOUSEHOLDING

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission").  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the period ended March 31, 2015;
2.	Annual Reports on Form 10-K for the years ended December 31, 2015 and 2014;

In certain cases, only one 1934 Act Filing may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the annual report or quarterly report(s), as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Chief Financial Officer, Z Holdings, Inc. at 25 Broadway 9th Floor, New York, NY  10004. In addition, shareholders sharing an address can request delivery of a single copy of annual reports or quarterly reports if they are receiving multiple copies of 1934 Act Filings by directing such request to the same mailing address.

All 1934 Act Filings are filed with the Commission and are of public record. Such information can be accessed at www.sec.gov.

PROPOSAL ONE

AMENDMENT TO ARTICLES OF INCORPORATION
NAME CHANGE

Purpose:                          The Company's Board of Directors has unanimously adopted a resolution seeking shareholders approval to amend the Articles of Incorporation to change the Company's name to Ariel Clean Energy Inc.

No Dissenters' Rights: Pursuant to Delaware law, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this change in the Board of Directors.  Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 30, 2015, the beneficial ownership of the Company's common stock by each of its officers and directors, by each person known by the Company to beneficially own more than 5% of  common stock and by  officers and directors as a group.  Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 99,750,097 shares of common stock issued and outstanding on June 30, 2015.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Robert Morrison(2) 25 Broadway 9th Floor, New York, NY 10004	80,000,000 common shares Indirect ownership	80.2%
Delbert Seabrook(2) 25 Broadway 9th Floor, New York, NY 1004	80,000,000 common shares Indirect ownership	80.2%
Directors and Executive Officers as a Group(1)	80,000,000 common shares	80.2%
SeaMorri Financial Partners, LLC 1332 North Halsted St., Suite 100, Chicago, IL 60642	80,000,000 common shares Direct ownership	80.2%
(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on June 30, 2015. As of June 30, 2015, there were 99,750,0697 shares of our company's common stock issued and outstanding.

(2)	Represents shares of common stock owned by SeaMorri Financial Partners LLC. Robert Morrison and Delbert Seabrook are deemed the indirect beneficial owners of these shares of common stock since they have voting and investment control over the shares as the managing members of SeaMorri.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has not adopted any equity compensation plans since our inception.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The Company does not presently have compensation arrangements with its named executive officers. Executive officers were not paid salaries or equity-based compensation in either year ended December 31, 2014 and 2013.

Grants of Plan-Based Awards

There were no grants of plan based awards during the year ended December 31, 2014.

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards at the year ended December 31, 2014.

Option Exercises and Stock Vested

During our fiscal year ended December 31, 2014, there were no options exercised by our named officer.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors.  Members of our board do not receive salaries or equity-based compensation.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Z HOLDINGS GROUP, INC.

Date: July 17, 2015                                                                      By:               /s/ Robert Morrison
Robert Morrison, CEO